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No.                                                       SHARES _______________

                               SECURITY CASH FUND
            INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS
                            Total Authorized Shares:
        500,000,000 Shares of Common Stock of the Par Value of $0.10 Each


THIS CERTIFIES THAT


is the owner of

full paid and non-assessable shares of Common Stock, each of the par value of $0.10 per share, of SECURITY CASH FUND, transferable on the books of the corporation by the holder hereof in person or by attorney, upon surrender of this certificate duly endorsed or assigned.

This certificate and the shares represented hereby are subject to the laws of the State of Kansas and to the Articles of Incorporation and the Bylaws of the corporation as from time to time amended.

IN WITNESS WHEREOF, SECURITY CASH FUND, has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation.

Dated                                        Account No.

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   SECRETARY-ASSISTANT SECRETARY                  PRESIDENT-VICE PRESIDENT

                                     (SEAL)